GILLILAND & ASSOCIATES, P.C.
                          ----------------------------
                          CERTIFIED PUBLIC ACCOUNTANTS



September 18, 2002


Securities and Exchange Commission
450 Fifth Street NW
Washington, D.C. 20549

Re:      TVI Corporation
         (3-52079)


Sirs/Madams:

We received on September 9, 2002, and we have read a copy of the revised Form 8-K, dated September 9, 2002, relating to the termination of the client auditor relationship between TVI Corporation and Gilliland & Associates, P.C., effective August 14, 2002. We have read the description of events related to the change in independent auditors set forth in Item 4 of the Form 8-K and agree with the statements insofar as they relate to Gilliland & Associates, P.C.

Gilliland & Associates, P.C.


/s/  DANIEL G. GILLILAND, CPA
-----------------------------------
Daniel G. Gilliland, CPA, President












           7700 Leesburg Pike Suite 402B Falls Church, Virginia 22043
                 Telephone: (703) 448-9121 Fax: (703) 893-6485
               www.gillilandcpa.com Email: Dngg@gillilandcpa.com